UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 28, 2021

CNS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-39126	82-2318545
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2100 West Loop South, Suite 900, Houston, TX 77007

(Address of principal executive offices and zip code)

(800) 946-9185

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CNSP	The NASDAQ Stock Market LLC

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2021, CNS Pharmaceuticals, Inc. (“Company”) held its 2021 Annual Meeting of Stockholders (the "Annual Meeting"). As of May 14, 2021, the record date for the Annual Meeting, there were 25,359,059 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 13,407,094, or 52.87%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of Company common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company's stockholders at the Annual Meeting.

Proposal 1. Election of Directors - The Company’s stockholders elected John Climaco, Jerzy (George) Gumulka, Jeffry R. Keyes, Andrzej Andraczke and Carl Evans to serve until the 2021 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

Director Name	Votes For	Votes Withheld	Broker Non-Votes
John Climaco	13,347,646	59,448	-
Jerzy (George) Gumulka	13,348,054	59,040	-
Jeffry R. Keyes	13,348,147	58,947	-
Andrzej Andraczke	13,355,272	51,822	-
Carl Evans	13,245,136	161,958	-

Proposal 2. Ratify MaloneBailey, LLP as Independent Registered Public Accountant - The Company's stockholders ratified the appointment of MaloneBailey, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,355,139	24,276	27,679	0

Proposal 3. Nasdaq Rule 5635(d) Approval – For purposes of complying with Nasdaq Listing Rule 5635(d), the Company’s stockholders approved the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s purchase agreement with Lincoln Park Capital Fund, LLC. The voting on this proposal is set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,319,768	74,808	12,518	0

Item 8.01	Other Events.

As previously reported, on February 12, 2021, the Company entered into a Capital on Demand™ Sales Agreement (the “Agreement”) with JonesTrading Institutional Services LLC and Brookline Capital Markets, a division of Arcadia Securities, LLC (collectively, the "Agents"). Pursuant to the terms of the Agreement, the Company may offer and sell, from time to time, Company common stock through Agents with an aggregate sales price of up to $20.0 million. The sales of shares are made through an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. From June 4, 2021 to June 29, 2021, pursuant to the Agreement, the Company sold 2,020,426 shares at an average price of approximately $2.32 for gross and net proceeds of approximately $4.7 million and $4.5 million, respectively. After the completion of the foregoing issuances, the Company will have 27,379,485 shares of common stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Pharmaceuticals, Inc.

By:	/s/ Chris Downs
Chris Downs Chief Financial Officer

Date: July 1, 2021

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